AMENDMENT
                                     to the
                COMPENSATION ADMINISTRATION AND PAYMENT AGREEMENT

         Pursuant to the Compensation Administration and Payment Agreement, made and entered into as of the 31st day of August, 1999, by and among Columbus Life Insurance Company and Capital Analysts Incorporated with its affiliated insurance agencies, the parties hereby agree to an amended and restated Exhibit I as attached hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Compensation Administration and Payment Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on May 1, 2005.

COLUMBUS LIFE INSURANCE COMPANY            CAPITAL ANALYSTS INCORPORATED



By:                                        By:
   -------------------------------------      ----------------------------------
Name:    Mark A. Wilkerson                 Name:    Robert S. Cogan
Title:   Senior Vice President & Chief     Title:   President
         Marketing Officer

COLUMBUS LIFE INSURANCE COMPANY            CAPITAL ANALYSTS AGENCY, INC. (OHIO)


By:                                        By:
   ------------------------------------       ----------------------------------
Name:    Lawrence L. Grypp                 Name:    Robert S. Cogan
Title:   President & Chief Executive       Title:   President
         Officer

                                           CAPITAL ANALYSTS AGENCY, INC. (TEXAS)

                                           By:
                                              ----------------------------------
                                           Name:    Robert S. Cogan
                                           Title:   President

                                           CAPITAL ANALYSTS INSURANCE AGENCY,
                                           INC. (MASSACHUSETTS)

                                           By:
                                              ----------------------------------
                                           Name:    Robert S. Cogan
                                           Title:   President

                                    EXHIBIT I

                        SCHEDULE OF OVERRIDE COMMISSIONS
                        TO BE PAID TO MANAGING ASSOCIATES

COLUMBUS LIFE VARIABLE UNIVERSAL LIFE (policy series CL 72 9908)

              POLICY YEAR                              % OF PREMIUM

                Year 1                                 15% of target

In the event of policy lapse or surrender within twelve months from the issue date of a Policy, Managing Associate shall refund override commissions in accordance with the following chargeback scale:

--------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------
# of completed months in force                0-6        7         8          9          10        11         12+
--------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------
% of commissions recovered                    100%       95%       90%        80%        60%       30%        0%
--------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------

In the event that any Policy shall terminate due to the Owner's election to return a Policy under its "Free Look" provision, Managing Associate shall refund 100% of the override commission paid thereon to Company.

Chargebacks may be applied against current and future commissions payable to Managing Associate.

PINNACLE VARIABLE UNIVERSAL LIFE (policy series CL 75 0101)

              POLICY YEAR                              % OF PREMIUM
                Year 1                              Up to 30% of target

In the event of policy lapse or surrender within twelve months from the issue date of a Policy, Managing Associate shall refund override commissions in accordance with the following chargeback scale:

--------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------
# of completed months in force                0-6        7         8          9          10        11         12+
--------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------
% of commissions recovered                    100%       95%       90%        80%        60%       30%        0%
--------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------

In the event that any Policy shall terminate due to the Owner's election to return a Policy under its "Free Look" provision, Managing Associate shall refund 100% of the override commission paid thereon to Company.

Chargebacks may be applied against current and future commissions payable to Managing Associate.

LEGACY VARIABLE UNIVERSAL LIFE (policy series CL 79 0203)

              POLICY YEAR                              % OF PREMIUM
                Year 1                              Up to 30% of target

In the event of policy lapse or surrender within twelve months from the issue date of a Policy, Managing Associate shall refund override commissions in accordance with the following chargeback scale:

--------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------
# of completed months in force                0-6        7         8          9          10        11         12+
--------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------
% of commissions recovered                    100%       95%       90%        80%        60%       30%        0%
--------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------

In the event that any Policy shall terminate due to the Owner's election to return a Policy under its "Free Look" provision, Managing Associate shall refund 100% of the override commission paid thereon to Company.

Chargebacks may be applied against current and future commissions payable to Managing Associate.

PINNACLE II VARIABLE UNIVERSAL LIFE (policy series CL 84 0503)

              POLICY YEAR                              % OF PREMIUM
                Year 1                              Up to 30% of target

In the event of policy lapse or surrender within twelve months from the issue date of a Policy, Managing Associate shall refund override commissions in accordance with the following chargeback scale:

--------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------
# of completed months in force                0-6        7         8          9          10        11         12+
--------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------
% of commissions recovered                    100%       95%       90%        80%        60%       30%        0%
--------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------

In the event that any Policy shall terminate due to the Owner's election to return a Policy under its "Free Look" provision, Managing Associate shall refund 100% of the override commission paid thereon to Company.

Chargebacks may be applied against current and future commissions payable to Managing Associate.